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                                                                  EXHIBIT 23.07

                [Letterhead of Lopez Edwards Frank & Co., LLP]

        CONSENT OF LOPEZ EDWARDS FRANK & CO., LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 7, 1997 in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of U.S. Marketing Services, Inc. for
the registration of     shares of its Common Stock.

                                             /s/ Lopez Edwards Frank & Co., LLP

New York, New York
June 5, 1998